    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2000

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

               NORTH CAROLINA                                      56-0898180
        (State or other jurisdiction                            (I.R.S. Employer
     of incorporation or organization)                       Identification Number)

                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6565
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                          ROSS E. JEFFRIES, JR., ESQ.
              SENIOR VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0630
                                 (704) 374-6611
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, and such time or times as may be determined by the selling stockholders after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery for the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                       PROPOSED              PROPOSED
                                                  AMOUNT               MAXIMUM               MAXIMUM
           TITLE OF SECURITIES                    TO BE             OFFERING PRICE          AGGREGATE             AMOUNT OF
           TO BE REGISTERED(1)                REGISTERED(1)            PER UNIT           OFFERING PRICE       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock (including rights to
  purchase shares of Common Stock or
  junior participating Class A Preferred
  Stock).................................     1,186,689 shs.         $32.3125 (2)        $38,344,888 (2)         $10,124 (2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the resale of 1,186,689 shares of Common Stock of the Registrant ("Common Stock") received by certain persons in connection with the acquisition described in the Prospectus.
(2) Pursuant to Rule 457(c), the registration fee is based on the average of the high and low prices per share of Common Stock on the New York Stock Exchange Composite Transactions Tape on October 2, 2000 ($32.3125).
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(FIRST UNION LOGO)

ONE FIRST UNION CENTER
301 SOUTH COLLEGE STREET
CHARLOTTE, NORTH CAROLINA 28288
(704) 374-6565

                            FIRST UNION CORPORATION

                              1,186,689 SHARES OF
                                  COMMON STOCK

                            ------------------------

     The stockholders in the table included in the "Selling Stockholders" section of this prospectus, which begins on page 8, are offering all of the shares of our common stock covered by this prospectus.

     The selling stockholders will sell their shares as described in the "Plan of Distribution" section, which begins on page 8. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     Our common stock is listed and traded on the New York Stock Exchange under
the symbol "FTU". On           , 2000, the closing price per share of our common
stock on the NYSE was $          .

     These securities have not been approved or disapproved by the SEC, any state securities commission or the Commissioner of Insurance of the state of North Carolina nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

                            ------------------------

                  THIS PROSPECTUS IS DATED             , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Where You Can Find More Information.........................    2
Forward-Looking Statements..................................    3
First Union Corporation.....................................    3
Use of Proceeds.............................................    4
Regulatory Considerations...................................    4
Description of Common Stock.................................    5
Selling Stockholders........................................    8
Plan of Distribution........................................    8
Validity of Securities......................................    9
Experts.....................................................   10

                             ABOUT THIS PROSPECTUS

     This document is called a prospectus and is part of a registration statement that we filed with the SEC relating to the shares of our common stock offered. This prospectus does not include all of the information in the registration statement and provides you with a general description of the securities offered. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information".

     When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. Neither we nor any selling stockholders or underwriters have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

     The selling stockholders may be deemed "underwriters" within the meaning of the Securities Act of 1933. One or more of our subsidiaries, including First Union Securities, Inc., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "we", "us", "our", or similar references mean First Union Corporation and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

     The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          - Annual Report on Form 10-K for the year ended December 31, 1999

          - Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000, and

          - Current Reports on Form 8-K dated March 10, 2000, June 26, 2000, and July 7, 2000.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

       Corporate Relations
       First Union Corporation
       One First Union Center
       301 South College Street
       Charlotte, North Carolina 28288-0206
       (704) 374-6782

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as "will likely result", "may", "are expected to", "is anticipated", "estimate", "projected", "intends to", or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this prospectus or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

                            FIRST UNION CORPORATION

     First Union was incorporated under the laws of North Carolina in 1967. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and are supervised and regulated by the Board of Governors of the Federal Reserve System. Our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities.

     In addition to North Carolina, First Union's full-service banking subsidiaries operate in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, Pennsylvania, South Carolina, Virginia and Washington, D.C. These full-service banking subsidiaries provide a wide range of commercial and retail banking and trust services. First Union also provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services through other subsidiaries.

     In 1985, the Supreme Court upheld regional interstate banking legislation. Since then, First Union has concentrated its efforts on building a large regional banking organization in what it perceives to be some of the better banking markets in the eastern United States. Since November 1985, First Union has completed over 80 banking-related acquisitions.

     First Union continually evaluates its business operations and organizational structures. Therefore, we routinely explore acquisition opportunities and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place, and future acquisitions involving cash, debt or equity securities can be expected. When consistent with our overall business strategy, we also consider the potential disposition of certain of our assets, branches, subsidiaries or lines of business.

     First Union is a separate and distinct legal entity from our banking and other subsidiaries. Dividends received from our subsidiaries are our principal source of funds to pay dividends on our common and preferred stock and debt service on our debt. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

                                USE OF PROCEEDS

     The shares of our common stock offered under this prospectus are for the account of the selling stockholders. We will not receive any proceeds from any sales of the shares by the selling stockholders.

                           REGULATORY CONSIDERATIONS

     As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines First Union. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to First Union, please refer to First Union's annual report on Form 10-K for the fiscal year ended December 31, 1999, quarterly reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, First Union's earnings are affected by actions of the Federal Reserve Board, the Office of Comptroller of the Currency, that regulates our banking subsidiaries, the Federal Deposit Insurance Corporation, that insures the deposits of our banking subsidiaries within certain limits, and the SEC, that regulates the activities of certain subsidiaries engaged in the securities business.

     First Union's earnings are also affected by general economic conditions, our management policies and legislative action.

     In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on First Union's business.

     Depository institutions, like First Union's bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. First Union also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. First Union's non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

                          DESCRIPTION OF COMMON STOCK

     The following information outlines some of the provisions in First Union's articles of incorporation, bylaws and the North Carolina Business Corporation Act (the "NCBC Act"). This information is qualified in all respects by reference to the provisions of First Union's articles, bylaws and the NCBC Act.

AUTHORIZED COMMON STOCK

     First Union's authorized common stock consists of 2,000,000,000 shares of common stock, par value $3.33 1/3 per share. On August 31, 2000, 985,646,132 shares of common stock were issued and outstanding. First Union's common stock is listed on the New York Stock Exchange under the symbol "FTU".

GENERAL

     Subject to the prior rights of any First Union preferred stockholder, Class A preferred stockholder and depositary shareholder then outstanding, common stockholders are entitled to receive such dividends as First Union's board of directors may declare. In the event of liquidation or dissolution, common stockholders are entitled to receive First Union's net assets remaining after paying all liabilities and after paying all preferred stockholders, Class A preferred stockholders and depositary shareholders the full preferential amounts to which those holders are entitled.

     Under an indenture between First Union and Wilmington Trust Company, as trustee, First Union agreed not to pay any dividends on, or acquire or make a liquidation payment relating to, any of First Union's common stock, preferred stock and Class A preferred stock, if, at that time, there is a default under the indenture or a related First Union guarantee or First Union has deferred interest payments on the securities issued under the indenture.

     Subject to the prior rights of any preferred stockholders, Class A preferred stockholders and depositary shareholders, common stockholders have all voting rights, each share being entitled to one vote on all matters requiring stockholder action and in electing directors. Common stockholders have no preemptive, subscription or conversion rights. All of the outstanding shares of common stock are, and any common stock issued and sold hereunder will be, fully paid and nonassessable.

     First Union National Bank is the transfer agent, registrar and dividend disbursement agent for the common stock.

RIGHTS PLAN

     Under an Amended and Restated Shareholder Protection Rights Agreement, each outstanding common stock share has a right attached to it. This right remains attached unless a separation time occurs. At separation time, common stockholders will receive separate certificates for these rights. Each right entitles its owner to purchase at separation time one one-hundredth of a share of a junior participating series of Class A preferred stock for $105. This series of Class A preferred stock would have economic and voting terms similar to those of one common stock share. Separation time would generally occur at the earlier of the following two dates:

     - the tenth business day after any person

      - commences a tender or exchange offer that entitles that person to 15% or more of First Union's outstanding common stock or

      - is determined by the Federal Reserve Board to "control" First Union

     or

     - the tenth business day after First Union publicly announces that a person

      - has commenced a tender or exchange offer that entitles that person to 15% or more of First Union's outstanding common stock or

      - is determined by the Federal Reserve Board to "control" First Union.

     These rights will not trade separately from the shares of common stock until separation time occurs, and may be exercised on the business day immediately after the separation time. The rights will expire at the earliest of:

     - the date on which First Union's board of directors elects to exchange the rights for First Union common stock shares as described below

     - the close of business on December 28, 2000 or

     - the date on which the rights are terminated or redeemed as described below.

     In addition, separation time will not occur even though a person is determined by the Federal Reserve Board to "control" First Union if either

     - the determination is based on that person's failure to make commitments to the Federal Reserve Board that he owns shares "passively", or he makes such commitments and then violates them, and the Federal Reserve Board in each case determines within up to 60 days that this person no longer "controls" First Union or

     - the Federal Reserve Board's determination is not based on that person's commitment, or violation of a commitment, and that person

      - obtains a "non-control" determination from the Federal Reserve Board within three years and

      - is using its best efforts to allow First Union to make acquisitions or engage in any lawful activity even though that person is believed to "control" First Union.

     Once First Union publicly announces that a person has acquired 15% of First Union's outstanding common stock or the Federal Reserve Board has determined that a person has gained "control" of First Union, First Union can allow for rights holders to buy our common stock for half of its market value. For example, First Union would sell to each rights holder common stock shares worth $200 for $100 in cash. At the same time, any rights held by the 15% owner or "control" person or any of his affiliates, associates or transferees will be void.

     In the alternative, First Union's board of directors may elect to exchange all of the then outstanding rights for shares of common stock at an exchange ratio of two common stock shares for one right. Upon election of this exchange, a right will no longer be exercisable and will only represent a right to receive two common stock shares.

     If First Union is required to issue common stock shares upon the exercise of rights, or in exchange for rights, it may substitute shares of junior participating Class A preferred stock. The substitution will be at a rate of two one-hundredths of a share of junior participating Class A preferred stock for each right exchanged.

     The rights may be terminated without any payment to holders before their exercise date and First Union may redeem them at $0.01 per right. The rights have no voting rights and are not entitled to dividends.

     The rights will not prevent a takeover of First Union. The rights, however, may cause substantial dilution to a person or group that acquires 15% or more of common stock (or that acquires "control" of First Union as described above) unless First Union's board first redeems or terminates the rights. Nevertheless, the rights should not interfere with a transaction that is in First Union's and its stockholders' best interests because the rights can be redeemed or terminated by the board before that transaction is completed.

     The complete terms of the rights are contained in the Amended and Restated Shareholder Protection Rights Agreement. This agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the description above is qualified entirely by that document. A copy of this agreement can be obtained upon written request to First Union National Bank, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28288-1153.

OTHER PROVISIONS

     First Union's articles and bylaws contain various provisions which may discourage or delay attempts to gain control of First Union. First Union's articles include provisions

     - classifying the board of directors into three classes, each class to serve for three years, with one class elected annually

     - authorizing the board of directors to fix the size of the board between nine and 30 directors

     - authorizing directors to fill vacancies on the board occurring between annual stockholder meetings, except that vacancies resulting from a director's removal by a stockholder vote may only be filled by a stockholder vote

     - providing that directors may be removed only for a valid reason and only by majority vote of shares entitled to vote in electing directors, voting as a single class

     - authorizing only the board of directors, First Union's Chairman or President to call a special meeting of stockholders, except for special meetings called under special circumstances for classes or series of stock ranking superior to common stock and

     - requiring an 80% stockholder vote by holders entitled to vote in electing directors, voting as a single class, to alter any of the above provisions.

     First Union's bylaws include specific conditions under which business may be transacted at annual stockholders' meetings, and persons may be nominated for election as First Union directors at annual stockholders' meetings.

     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless

     - the Federal Reserve Board has been given 60 days' prior written notice of the proposed acquisition and

     - within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as First Union, would constitute the acquisition of control.

     In addition, any "company" would be required to obtain Federal Reserve Board approval before acquiring 25% or more of the outstanding common stock of First Union. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding stock. Obtaining "control" over First Union would also require Federal Reserve Board prior approval. "Control" generally means

     - the ownership or control of 25% or more of a bank holding company voting securities class,

     - the ability to elect a majority of the bank holding company's directors, or

     - the ability otherwise to exercise a controlling influence over the bank holding company's management and policies.

     Two North Carolina shareholder protection statutes adopted in 1987, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by these statutes. First Union elected not to be covered by these statutes.

     In addition, in certain instances the ability of First Union's board to issue authorized but unissued shares of common stock, preferred stock or Class A preferred stock may have an anti-takeover effect.

     Existence of the above provisions could result in First Union being less attractive to a potential acquiror, or result in First Union stockholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

                              SELLING STOCKHOLDERS

     The common stock offered under this prospectus is being offered for the account of the selling stockholders of First Union named below. Each of the selling stockholders may offer common stock in separate transactions or in a single transaction. The common stock was issued by First Union to the selling stockholders in connection with the acquisition of The Tribus Companies, Inc. ("Tribus") by First Union on August 31, 2000.

     The selling stockholders are Donald Tribus, William Bittner, Howard Maltzman, Robert Musto, Jeffrey Schwarzwaelder, John Petillo, Spectrum Insurance Group, Inc. ("Spectrum"), and Laura Tribus Hingle and Barry R. Mandelbaum, Esq., as Trustees U/T/A dated April 27, 1995, by Donald M. Tribus, as Grantor (the "Tribus Trust"), none of whom, either individually or as a group, owns more than one percent of the outstanding shares of common stock. The selling stockholders (other than Spectrum and the Tribus Trust) were employees of Tribus at the time the acquisition was completed and held various positions as officers and/or directors of Tribus at that time (the principals of Spectrum were employees of Tribus at that time) and those persons became employees of First Union following the acquisition. In connection with the acquisition, each of Messrs. Tribus, Bittner, Maltzman, Musto and Petillo entered into employment agreements with First Union that became effective on August 31, 2000.

     Because the selling stockholders may sell all or a portion of the common stock offered pursuant to this prospectus, the number of shares of common stock that will be owned by each selling stockholder upon termination of this offering cannot be determined.

                              PLAN OF DISTRIBUTION

     Any or all of the shares of our common stock offered under this prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. The selling stockholders may sell their shares in transactions through the NYSE, or such other national securities exchange or automated interdealer quotation system on which shares of common stock are then listed, in negotiated transactions, or by a combination of those methods of sale. The shares of our common stock offered under this prospectus may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. Prices will be determined by the selling stockholders or by agreement between the selling stockholders and its underwriter, broker-dealer or agent. The selling stockholders may sell their shares directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following:

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers

     - purchases by a broker or dealer as principal and resale by such broker or dealer for their account pursuant to this prospectus

     - a block trade in which the broker or dealer attempts to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction

     - an exchange distribution following the rules of the exchange or automated interdealer quotation system which lists the shares and

     - through the options written on the shares.

     Underwriters, agents or broker-dealers, including broker-dealer subsidiaries of First Union, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for acting as agents for selling as principals, or both. The compensation paid by the selling stockholders to an underwriter, agent or particular broker-dealer will be negotiated before the sale and may exceed customary compensation. The terms and conditions of an offer of shares will be included in a supplement to this prospectus at the time of the offer, if required by applicable law. In addition, any shares covered by this prospectus which qualify for sale under Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

     In connection with distributing the shares being sold under this prospectus, the selling stockholders may enter hedging transactions with broker-dealers, including broker-dealer subsidiaries of First Union. In connection with these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require delivery to the broker-dealer of the shares. The selling stockholders may also loan or pledge the shares to a broker-dealer, and the broker-dealer may sell the loaned shares, or upon a default the broker-dealer may effect sales of the pledged shares. Additionally, the selling stockholders may from time to time enter into other types of hedging transactions.

     In addition, the selling stockholders and any underwriter, broker-dealer or agent that participates in the distribution of the shares of our common stock may be deemed to be an underwriter under the Securities Act of 1933, and any profit on the sale of shares of our common stock and any discount, concession, or commission received by any of such underwriter, broker-dealer or agent, may be characterized as underwriting discounts and commissions under the Securities Act of 1933.

     First Union will not receive any part of the proceeds from the sale of the shares offered. The selling stockholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the selling stockholders' counsel, and First Union will bear all other expenses in connection with the offering and sale of the shares, including filing fees, legal and accounting fees and expenses, printing costs and other expenses arising out of the preparation and filing of the registration statement and this prospectus.

     In order to comply with securities laws in certain jurisdictions, the shares offered will be offered or sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the shares offered may not be offered or sold unless they have been registered or qualified for sale in those jurisdictions or an exemption from registration or qualification is available and is complied with.

                             VALIDITY OF SECURITIES

     The validity of the common stock offered will be passed upon for First Union by Ross E. Jeffries, Jr., Esq., Senior Vice President and Assistant General Counsel of First Union. Mr. Jeffries owns shares of common stock and holds options to purchase additional shares of common stock.

                                    EXPERTS

     The consolidated balance sheets of First Union as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, included in First Union's 1999 Annual Report to Stockholders which is incorporated by reference in First Union's 1999 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          ------------------------------------------------------------
          ------------------------------------------------------------

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST UNION, BY THE SELLING STOCKHOLDERS OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
About This Prospectus......................    1
Where You Can Find More Information........    2
Forward-Looking Statements.................    3
First Union Corporation....................    3
Use of Proceeds............................    4
Regulatory Considerations..................    4
Description of Common Stock................    5
Selling Stockholders.......................    8
Plan of Distribution.......................    8
Validity of Securities.....................    9
Experts....................................   10

          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

                               (FIRST UNION LOGO)

                                1,186,689 SHARES

                            FIRST UNION CORPORATION

                                  COMMON STOCK
          ------------------------------------------------------------
          ------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling stockholders:

Registration Statement filing fee...........................  $10,124
Legal fees and expenses.....................................   10,000
Accounting fees and expenses................................   12,000
Printing costs..............................................   10,000
Miscellaneous...............................................    7,876
                                                              -------
          Total.............................................  $50,000
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the NCBC Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     First Union's Bylaws provide for the indemnification of First Union's directors and executive officers by First Union against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of First Union.

     First Union's Articles provide for the elimination of the personal liability of each director of First Union to the fullest extent permitted by the provisions of the NCBC Act, as the same may from time to time be in effect.

     First Union maintains directors' and officers' liability insurance, which provides, in general, insurance to (i) First Union's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) First Union against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

ITEM 16.  EXHIBITS.

EXHIBIT
  NO.                                 DESCRIPTION
-------                               -----------
 (3)(a)   --  Restated Articles of Incorporation of First Union, as
              amended. (Incorporated by reference to Exhibit (4) to First
              Union's 1998 Third Quarter Report on Form 10-Q.)
 (3)(b)   --  By-laws of First Union, as amended. (Incorporated by
              reference to Exhibit (3)(b) to First Union's 1995 Annual
              Report on Form 10-K.)
 (4)(a)   --  Amended and Restated Shareholder Protection Rights
              Agreement. (Incorporated by reference to Exhibit (4) to
              First Union's Current Report on Form 8-K dated October 16,
              1996.)
 (4)(b)   --  All instruments defining the rights of holders of long-term debt of First Union and its subsidiaries. (Not filed
              pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
    (5)   --  Opinion of Ross E. Jeffries, Jr., Esq.
(23)(a)   --  Consent of KPMG LLP.
(23)(b)   --  Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit
              (5).)
   (24)   --  Power of Attorney.
   (27)   --  First Union's Financial Data Schedule (for SEC use only).
              (Incorporated by reference to Exhibit (27) to First Union's
              2000 Second Quarter Report on Form 10-Q.)

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 4, 2000.

                                          FIRST UNION CORPORATION

                                          By:      /s/ MARK C. TREANOR
                                            ------------------------------------
                                                      Mark C. Treanor
                                                 Executive Vice President,
                                               Secretary and General Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
            /s/ EDWARD E. CRUTCHFIELD*               Chairman and Director
---------------------------------------------------
               Edward E. Crutchfield

             /s/ G. KENNEDY THOMPSON*                President, Chief Executive Officer and Director
---------------------------------------------------
                G. Kennedy Thompson

               /s/ ROBERT T. ATWOOD*                 Executive Vice President and Chief Financial
---------------------------------------------------    Officer
                 Robert T. Atwood

                /s/ JAMES H. HATCH*                  Senior Vice President and Corporate Controller
---------------------------------------------------    (Principal Accounting Officer)
                  James H. Hatch

                /s/ EDWARD E. BARR*                  Director
---------------------------------------------------
                  Edward E. Barr

              /s/ G. ALEX BERNHARDT*                 Director
---------------------------------------------------
                 G. Alex Bernhardt

              /s/ ERSKINE B. BOWLES*                 Director
---------------------------------------------------
                 Erskine B. Bowles

               /s/ W. WALDO BRADLEY*                 Director
---------------------------------------------------
                 W. Waldo Bradley

               /s/ ROBERT J. BROWN*                  Director
---------------------------------------------------
                  Robert J. Brown

                /s/ A. DANO DAVIS*                   Director
---------------------------------------------------
                   A. Dano Davis

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------
            /s/ NORWOOD H. DAVIS, JR.*               Director
---------------------------------------------------
               Norwood H. Davis, Jr.

                 /s/ B. F. DOLAN*                    Director
---------------------------------------------------
                    B. F. Dolan

               /s/ RODDEY DOWD, SR.*                 Director
---------------------------------------------------
                 Roddey Dowd, Sr.

           /s/ WILLIAM H. GOODWIN, JR.*              Director
---------------------------------------------------
              William H. Goodwin, Jr.

                /s/ FRANK M. HENRY*                  Director
---------------------------------------------------
                  Frank M. Henry

               /s/ ERNEST E. JONES*                  Director
---------------------------------------------------
                  Ernest E. Jones

                /s/ HERBERT LOTMAN*                  Director
---------------------------------------------------
                  Herbert Lotman

              /s/ RADFORD D. LOVETT*                 Director
---------------------------------------------------
                 Radford D. Lovett

              /s/ MACKEY J. MCDONALD*                Director
---------------------------------------------------
                Mackey J. McDonald

              /s/ PATRICIA A. MCFATE*                Director
---------------------------------------------------
                Patricia A. McFate

               /s/ JOSEPH NEUBAUER*                  Director
---------------------------------------------------
                  Joseph Neubauer

              /s/ JAMES M. SEABROOK*                 Director
---------------------------------------------------
                 James M. Seabrook

                 /s/ RUTH G. SHAW*                   Director
---------------------------------------------------
                   Ruth G. Shaw

                /s/ LANTY L. SMITH*                  Director
---------------------------------------------------
                  Lanty L. Smith

             *By: /s/ MARK C. TREANOR
   ---------------------------------------------
                  Mark C. Treanor
                 Attorney-in-Fact

Dated: October 4, 2000

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
   (3)(a)  --  Restated Articles of Incorporation of First Union, as
               amended. (Incorporated by reference to Exhibit (4) to First
               Union's 1998 Third Quarter Report on Form 10-Q.)
   (3)(b)  --  By-laws of First Union, as amended. (Incorporated by reference to Exhibit (3)(b) to First Union's 1995 Annual
               Report on Form 10-K.)
   (4)(a)  --  Amended and Restated Shareholder Protection Rights
               Agreement. (Incorporated by reference to Exhibit (4) to
               First Union's Current Report on Form 8-K dated October 16,
               1996.)
   (4)(b)  --  All instruments defining the rights of holders of long-term debt of First Union and its subsidiaries. (Not filed
               pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
   (5)     --  Opinion of Ross E. Jeffries, Jr., Esq.
  (23)(a)  --  Consent of KPMG LLP.
  (23)(b)  --  Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit
               (5).)
  (24)     --  Power of Attorney.
  (27)     --  First Union's Financial Data Schedule (for SEC use only).
               (Incorporated by reference to Exhibit (27) to First Union's
               2000 Second Quarter Report on Form 10-Q.)